EXHIBIT 99.1

NEWS RELEASE
For more information, contact:
Paul D. Borja
Chief Financial Officer
(248) 312-2000

FLAGSTAR TO PRESENT AT 2014 KBW MORTGAGE FINANCE CONFERENCE

TROY, Mich. (May 22, 2014) - Flagstar Bancorp, Inc. (NYSE:FBC) today announced that it will participate in the 2014 KBW Mortgage Finance Conference, which will take place on Tuesday, June 3, 2014 at the Crowne Plaza Times Square in New York, NY. Representing Flagstar will be Alessandro P. DiNello, Chief Executive Officer, Paul D. Borja, Chief Financial Officer and Lee M. Smith, Chief Operating Officer. Flagstar is scheduled to present at the conference beginning at approximately 10:20 a.m. ET.

The presentation will be available as a live audio webcast on the investor relations section of Flagstar's website (flagstar.com). The webcast will also be archived on the website for 90 days. Any questions concerning the conference should be directed to Paul D. Borja, Chief Financial Officer, at (248) 312-2000.

About Flagstar

Flagstar Bancorp, Inc. (NYSE:FBC) is the holding company for Flagstar Bank, FSB, a full-service financial institution offering a range of products and services to consumers, businesses and homeowners. With $9.6 billion in total assets at March 31, 2014, Flagstar is the largest bank headquartered in Michigan. As of March 31, 2014, Flagstar operated 106 branches in Michigan, 33 home loan centers in 19 states and 9 wholesale offices in 8 states. Flagstar originates loans nationwide and is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.